UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 3, 2022

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610, Aventura, FL, 33180

(Address of principal executive offices and zip code)

(408) 467-1900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IMMR	NASDAQ Global Market
Series B Junior Participating Preferred Stock Purchase Rights	IMMR	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 3, 2022, Mary Dotz, a member of the Board of Directors (the “Board”) of Immersion Corporation, a Delaware corporation (the “Company”), informed the Board that she does not intend to stand for re-election to the Board at the next annual stockholders’ meeting.

In addition, on March 8, 2022, the Board appointed Elias Nader to the Board. There is no arrangement or understanding between Mr. Nader and any other persons pursuant to which Mr. Nader was elected as a director. There are no family relationships between Mr. Nader and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Nader will enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-3/A filed with the Securities and Exchange Commission on March 25, 2004. In addition, Mr. Nader will be compensated for his service on the Board in accordance with the Company’s standard compensation policy for non-employee directors. Mr. Nader was appointed as Chairman of the Audit Committee, as well as a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	March 9, 2022	By:	/s/ FRANCIS JOSE
		Name:	Francis Jose
		Title:	Chief Executive Officer and General Counsel